UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2020

PRECIPIO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36439 (Commission File Number)	91-1789357 (IRS Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2020, Precipio, Inc. (the "Company") received a letter from the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq"), notifying the Company that for the past 30 consecutive business days, from March 17, 2020 to April 28, 2020, the closing bid price per share of its common stock was below the $1.00 minimum bid price requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). As a result, the Company was notified by Nasdaq that it is not in compliance with the Minimum Bid Price Requirement.

Nasdaq has provided the Company with 180 calendar days from the date of notification in which to regain compliance with the Minimum Bid Price Requirement. Additionally, due to the ongoing volatility in the world financial markets, Nasdaq has determined to toll the compliance period for the Minimum Bid Price Requirement through June 30, 2020, and as a result, the Company has until December 28, 2020 to regain compliance with the Minimum Bid Price Requirement. If at any time prior to December 28, 2020, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, the Company will be considered by Nasdaq to have regained compliance with the Minimum Bid Price Requirement.

This notification has no immediate effect on the Company’s listing on The Nasdaq Capital Market or on the trading of the Company’s common stock.

To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 day grace period. If the Company’s common stock does not regain compliance with the Minimum Bid Price Requirement during this grace period, it will be eligible for an additional grace period of 180 calendar days provided that the Company satisfies Nasdaq’s continued listing requirement for market value of publicly held shares and all other initial listing standards for listing on The Nasdaq Capital Market, other than the minimum bid price requirement, and provides written notice to Nasdaq of its intention to cure the delinquency during the second grace period. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that its securities will be subject to delisting.

The Company is presently evaluating various courses of action to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: May 1, 2020